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                                                                 EXHIBIT (h)(25)



                               REVISED SCHEDULE C
                         TO THE ADMINISTRATION AGREEMENT

                            IDENTIFICATION OF SERIES

         THIS SCHEDULE C, dated as of ___ __, 2007, is revised Schedule C to that certain Administration Agreement dated as of June 17, 1999 between the parties set forth below.

                                   ASTON FUNDS
                                   -----------

                    Aston/ABN AMRO Investor Money Market Fund
                       Aston/McDonnell Municipal Bond Fund
                           Aston/TCH Fixed Income Fund
                               Aston Balanced Fund
                           Aston/Optimum Mid Cap Fund
                           Aston/ABN AMRO Growth Fund
                      Aston/Veredus Aggressive Growth Fund
                        Aston/Veredus Select Growth Fund
                      Aston/Montag & Caldwell Balanced Fund
                       Aston/Montag & Caldwell Growth Fund
                           Aston/Veredus SciTech Fund
                        Aston/TAMRO Large Cap Value Fund
                           Aston/TAMRO Small Cap Fund
                         Aston/ABN AMRO Real Estate Fund
                                Aston Value Fund
                       ABN AMRO Treasury Money Market Fund
                      ABN AMRO Government Money Market Fund
                      ABN AMRO Tax-Exempt Money Market Fund
                           ABN AMRO Money Market Fund
                 ABN AMRO Institutional Prime Money Market Fund
                      Aston/TCH Investment Grade Bond Fund
                   Aston/River Road Dynamic Equity Income Fund
                      Aston/River Road Small Cap Value Fund
                    Aston/Optimum Large Cap Opportunity Fund
                       Aston/River Road Small-Mid Cap Fund
                       Aston/Resolution Global Equity Fund
                     Aston/ABN AMRO Global Real Estate Fund
                        Aston/Neptune International Fund
                   Aston/Montag & Caldwell Mid Cap Growth Fund
                       Aston/ClariVest Mid Cap Growth Fun
                        Aston/Barings International Fund
                        Aston/Cardinal Mid Cap Value Fund
                   Aston/SGA International Small-Mid Cap Fund
                         Aston/Smart Allocation ETF Fund
                      Aston/MB Enhanced Equity Income Fund


ASTON FUNDS                                  ASTON ASSET MANAGEMENT LLC

By:                                          By:
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Title:                                       Title:
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